UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report (Date of earliest
                                event reported):

                                January 20, 2005

                           Lexmark International, Inc.
               ------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      1-14050                    06-1308215
-----------------------------       -------------          ---------------------
(State or other Jurisdiction         (Commission                (IRS Employer
    of Incorporation)                  File No.)             Identification No.)


One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky    40550
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (859) 232-2000
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities
__   Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange
__   Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the
__   Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the
__   Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Lexmark International, Inc., a Delaware corporation (the "company"), entered into a $300 million 5-year Credit Agreement (the "Credit Agreement") on and effective as of January 20, 2005 (the "Effective Date") by and among the company, JPMorgan Chase Bank, N.A., as Administrative Agent, Fleet National Bank and Citibank, N.A. as Co-Syndication Agents, KeyBank National Association and SunTrust Bank as Co-Documentation Agents and each other institutional lender signatory thereto.

The Credit Agreement provides for a 5-year senior, unsecured, multicurrency revolving credit facility that includes the availability of swingline loans and multicurrency letters of credit. Under certain circumstances, the aggregate amount available under the facility may be increased to a maximum of $500 million. Interest on all borrowings under the Credit Agreement is determined based upon several alternative interest rates, including a rate based on LIBOR.

The Credit Agreement contains customary affirmative and negative covenants and also contains certain financial covenants, including those relating to (a) a minimum interest coverage ratio (consolidated EBITDA/consolidated interest expense) of not less than 4.0 : 1.0 and (b) a maximum leverage ratio (consolidated total indebtedness/consolidated EBITDA) of not more than 3.0 :
1.0. The Credit Agreement limits, among other things, the company's indebtedness, liens and fundamental changes to its structure and business.

The Credit Agreement includes usual and customary events of default (subject to applicable grace periods) for facilities of this nature and provides that, upon the occurrence of an event of default, payment of all amounts due under the Credit Agreement may be accelerated and/or the lenders' commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders' commitments shall automatically terminate.

As of the Effective Date, there are no loans or letters of credit outstanding under the Credit Agreement. The foregoing summary of the terms of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

The Credit Agreement replaces the company's current $300 million 3-year Multicurrency Revolving Credit Agreement entered into on May 29, 2002 by the company and Fleet National Bank, as Administrative Agent, JPMorgan Chase Bank and Citicorp USA, Inc. as Co-Syndication Agents, Key Corporate Capital Inc. and SunTrust Bank as Co-Documentation Agents and each other institutional lender signatory thereto (the "Fleet Credit Agreement"), which agreement was terminated on and effective as of the Effective Date of the Credit Agreement. The Fleet Credit Agreement allowed for swingline loans and the issuance of multicurrency letters of credit under the credit facility. Interest on all borrowings was determined based upon several alternative rates, including a rate based on LIBOR. The Fleet

Credit Agreement contained certain financial covenants, including those relating to the maintenance of a minimum interest coverage ratio and a maximum leverage ratio.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information provided under Item 1.01 of this report is incorporated herein by reference.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT


The information provided under Item 1.01 of this report is incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

     Exhibit No. Description of Exhibit

     10.1 Credit Agreement, dated as of January 20, 2005, by and among Lexmark International, Inc., as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent,
                 Fleet National Bank and Citibank,   N.A.  as  Co-Syndication
                 Agents, and KeyBank National Association and SunTrust Bank as Co-Documentation Agents.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          LEXMARK INTERNATIONAL, INC.
                          (Registrant)


                          By:       /s/ Gary E. Morin
                                    --------------------------------------
                                    Name:  Gary E. Morin
                                    Title: Executive Vice President and Chief
                                            Financial Officer
Date: January 20, 2005

                                  EXHIBIT INDEX


Exhibit No. Description of Exhibit

10.1 Credit Agreement, dated as of January 20, 2005, by and among Lexmark International, Inc., as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Fleet National Bank and Citibank, N.A. as Co-Syndication Agents, and KeyBank National Association and SunTrust Bank as Co-Documentation Agents.